     As filed with the Securities and Exchange Commission on July 24, 2001
                                                      Registration No. 333-64740

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WAL-MART STORES, INC.
            (Exact name of registrant as specified in its charter)

                         Delaware                                                71-0415188
                         --------                                                ----------
(State or other jurisdiction of incorporation or organization)        (IRS Employer Identification No.)

                                        WAL-MART CAYMAN (EURO) FINANCE CO.
                             (Exact name of registrant as specified in its charter)

                      Cayman Islands                                             Application Pending
                      --------------                                             -------------------
(State or other jurisdiction of incorporation or organization)        (IRS Employer Identification No.)


                                       WAL-MART CAYMAN (CANADIAN) FINANCE CO.
                             (Exact name of registrant as specified in its charter)

                      Cayman Islands                                             Application Pending
                      --------------                                             -------------------
(State or other jurisdiction of incorporation or organization)        (IRS Employer Identification No.)

                                       WAL-MART CAYMAN (STERLING) FINANCE CO.
                             (Exact name of registrant as specified in its charter)

                      Cayman Islands                                             Application Pending
                      --------------                                             -------------------
(State or other jurisdiction of incorporation or organization)        (IRS Employer Identification No.)

                 ____________________________________________

                            702 S.W. Eighth Street
                          Bentonville, Arkansas 72716
                                (501) 273-4000
              (Address, including zip code, and telephone number,
                   including area code, of each Registrant's
                         principal executive offices)

                                _______________

                           ALLISON D. GARRETT, ESQ.
                 VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL
                             Wal-Mart Stores, Inc.
                            702 S.W. Eighth Street
                          Bentonville, Arkansas 72716
                                (501) 273-4505
                     (Name, address, and telephone number,
                  including area code, of agent for service)

                                ______________

                                  Copies to:
   DUDLEY W. MURREY, ESQ.                              GLENN M. REITER, ESQ.
   Hughes & Luce, L.L.P.                            Simpson Thacher & Bartlett
1717 Main Street, Suite 2800                           425 Lexington Avenue
    Dallas, Texas 75201                            New York, New York 10017-3954
       (214) 939-5500                                     (212) 455-2000

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      NOTE

     This Registration Statement contains two prospectuses to be used in connection with offerings of the following securities:

     The first prospectus relates to the offer and sale of debt securities of Wal-Mart Stores, Inc. on a delayed basis pursuant to Rule 415.

     The second prospectus relates to the offer and sale of debt securities of one or more of the following wholly-owned subsidiaries of Wal-Mart Stores,
     Inc.: Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., and Wal-Mart Cayman (Sterling) Finance Co., the debt securities to which the second prospectus relates will be unconditionally and irrevocably guaranteed by Wal-Mart Stores, Inc. and will be offered and sold on a delayed basis pursuant to Rule 415.


     Under the shelf registration process, one or more of Wal-Mart Sores, Inc., Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., and Wal-Mart Cayman (Sterling) Finance Co. may offer for sale and sell any combination of the debt securities described in the two prospectuses in one or more offerings, which offerings will have a total aggregate offering price of up to $6,000,000,000.

     This Registration Statement also includes a prospectus supplement supplementing the first prospectus referred to above under which Wal-Mart Stores, Inc. will offer and sell certain of the debt securities being registered under this Registration Statement. The sale of these debt securities is anticipated to occur shortly after this Registration Statement is declared effective by the Securities and Exchange Commission.

********************************************************************************
* The information in this prospectus supplement and the attached prospectus    *
* is not complete and may be changed. This prospectus supplement and the       *
* attached prospectus is not an offer to sell these securities or our          *
* solicitation of your offer to buy these securities, nor will we sell them or *
* accept your offer to buy then, in any state or other jurisdiction where that *
* would not be permitted or legal prior to registration or qualification in    *
* that state or other jurisdiction. We may not sell these securities until the *
* registration statement filed with the Securities and Exchange Commission is  *
* effective.                                                                   *
********************************************************************************

                     Subject to Completion, July 24, 2001

PROSPECTUS SUPPLEMENT

(To prospectus dated July 24, 2001)


                                $3,000,000,000

                             Wal-Mart Stores, Inc.

                      $ ____________ ____% Notes Due 2003
                      $ ____________ ____% Notes Due 2006

--------------------------------------------------------------------------------

     We are offering $____________ of our ____ % notes due 2003 and $____________ of our ___% notes due 2006.

     We will pay interest on July 31 and January 31 of each year, beginning on January 31, 2002.

     The notes will be our senior unsecured debt obligations, will not be redeemable prior to maturity except in the case of a specified tax event, and will not be convertible or exchangeable.

     We expect to deliver the notes on or about July __, 2001 through the book-entry facilities of The Depository Trust Company, Clearstream Banking or Euroclear.

                                                    Public           Underwriting        Net Proceeds
                                                Offering Price         Discount           to Wal-Mart
                                              ----------------    ----------------    ----------------
Per ____% note due 2003.......................        ________%           ________%           ________%
Total.........................................      $__________          $_________         $__________
Per ____% note due 2006.......................        ________%           ________%           ________%
Total.........................................      $__________          $_________         $__________

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                       Joint Book-running Lead Managers
            Lehman Brothers                      Goldman, Sachs & Co.

July __, 2001

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----

Wal-Mart Stores, Inc......................................................   S-3
Recent Develpment.........................................................   S-3
Use of Proceeds of the Notes..............................................   S-4
Capitalization............................................................   S-5
Selected Financial Data...................................................   S-6
Description of the Notes..................................................   S-7
Book-Entry Issuance.......................................................  S-10
U.S. Federal Income Tax Consequences to Holders...........................  S-12
Underwriting..............................................................  S-17
Validity of the Notes.....................................................  S-18
General Information.......................................................  S-18

                                  Prospectus

Where You Can Find More Information.......................................     2
Special Note Regarding Forward-Looking Statements.........................     3
Wal-Mart Stores, Inc......................................................     4
Ratio of Earnings to Fixed Charges........................................     4
Use of Proceeds...........................................................     5
Description of the Debt Securities........................................     5
Tax Consequences to Holders...............................................    11
Plan of Distribution......................................................    11
Legal Matters.............................................................    12
Experts...................................................................    12

                             --------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. No one has been authorized to provide you with different information. If this prospectus supplement is inconsistent with the attached prospectus, you should rely on this prospectus supplement.

     The notes are not being offered in any jurisdiction in which the offering is not permitted.

     This prospectus supplement and the attached prospectus may only be used in connection with the offering of the notes.

                             WAL-MART STORES, INC.

     We are the world's largest retailer as measured by total net sales for fiscal 2001. Our total net sales exceeded $191 billion in fiscal 2001, over 83% of which was generated in the United States. We operate mass merchandising stores that serve our customers primarily through the operation of three segments:

  . Wal-Mart stores, which include our discount stores, Supercenters and Neighborhood Markets in the United States;
  . SAM'S Clubs, which include our warehouse membership clubs in the United States; and
  .  the international segment of our business.

     We currently operate in all 50 states of the United States, Argentina, Brazil, Canada, Germany, Korea, Mexico, Puerto Rico, and the United Kingdom, and in China under joint venture agreements. In addition, through our subsidiary, McLane Company, Inc., we provide products and distribution services to retail industry and institutional food service customers. As of June 30, 2001, we operated in the United States:

  .  1,682 Wal-Mart stores;
  .  977 Supercenters;
  .  22 Neighborhood Markets; and
  .  486 SAM'S Clubs.

     As of June 30, 2001, we also operated 176 Canadian Wal-Mart stores, 11 units in Argentina, 21 units in Brazil, 12 units in China, 93 units in Germany, six units in Korea, 515 units in Mexico, 17 units in Puerto Rico and 245 units in the United Kingdom. The units operated by our International Division represent a variety of retail formats. As of June 30, 2001, we employed more than 962,000 associates in the United States and 282,000 associates internationally.

     Wal-Mart Stores, Inc. is the parent company of a group of subsidiary companies, including McLane Company, Inc., Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A. de C.V., Asda Group Limited, Sam's West, Inc., Sam's East, Inc., Wal-Mart Stores East, Inc., Sam's Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust, Sam's Real Estate Business Trust, Wares Delaware Corporation and our finance subsidiaries, Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co. and Wal-Mart Cayman (Sterling) Finance Co. The information presented above relates to our operations and our subsidiaries on a consolidated basis.

     Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

                              RECENT DEVELOPMENT

     On July 23, 2001, we announced that we are acquiring all of the minority interests in our subsidiary, Wal-Mart.com, Inc., including the interest in Wal-Mart.com owned by Accel Partners. We are acquiring the minority interests to permit the greater integration of our on-line program with our stores. Although Wal-Mart.com will remain a separate business unit within Wal-Mart, our management believes that the desired integration can best be achieved from within one company. A reorganization resulting from the acquisition of the minority interests will result in a charge to earnings for our fiscal quarter to ending July 31, 2001 of approximately one cent per outstanding Wal-Mart share.

                         USE OF PROCEEDS OF THE NOTES

     We estimate that the net proceeds from the sale of the notes will be approximately $______________ after underwriting discounts and payment of transaction expenses.

     We will use these net proceeds to reduce our short-term commercial paper debt, for the refinancing of our existing debt and for other general corporate purposes.

                                CAPITALIZATION

     The following table presents the consolidated capitalization of Wal-Mart and its subsidiaries at April 30, 2001, and as adjusted to give effect to the offering of the notes and the application of all of the estimated net proceeds from the sale of the notes to reduce our short-term commercial paper debt.

                                                                                                     April 30, 2001
                                                                                                     --------------
                                                                                                  Actual   As Adjusted
                                                                                                  ------   -----------
                                                                                                     (in millions)
Short-term debt
  Commercial paper.............................................................................  $ 3,554       $   564
  Long-term debt due within one year...........................................................    3,442         3,442
  Obligations under capital leases due within one year.........................................      100           100
                                                                                                 -------       -------
     Total short-term debt and capital lease obligations.......................................    7,096         4,106
                                                                                                 -------       -------
Long-term debt
  Long-term debt...............................................................................   13,534        13,534
  _____%  notes due 2003.......................................................................       --         _____
  _____%  notes due 2006.......................................................................       --         _____
  Long-term capital lease obligations..........................................................    3,095         3,095
                                                                                                 -------       -------
     Total long-term debt and capital lease obligations........................................   16,629        19,629
                                                                                                 -------       -------
Shareholders' equity
  Common stock ($0.10 par value; 11,000,000,000 shares authorized;
  4,470,957,535 shares issued and outstanding).................................................      447           447
  Capital in excess of par value...............................................................    1,413         1,413
  Retained earnings............................................................................   31,236        31,236
  Other accumulated comprehensive income.......................................................   (1,132)       (1,132)
                                                                                                 -------       -------
     Total shareholders' equity................................................................   31,964        31,964
                                                                                                 -------       -------
     Total debt and capital lease obligations and shareholders' equity  .......................  $55,689       $55,699
                                                                                                 =======       =======

     We are permitted to issue an additional $3,000,000,000 of debt securities under a registration statement of which the attached prospectus and this prospectus supplement are a part. No limit exists on our ability to register additional debt securities for sale in the future.

                            SELECTED FINANCIAL DATA

     The following table presents selected financial data of Wal-Mart and its subsidiaries for the periods specified.


                                                                                                            Three Months
                                                                                                          -----------------
                                                                                                                Ended
                                                                                                                -----
                                                                 Fiscal Years Ended January 31,               April 30,
                                                        ------------------------------------------------  -----------------
                                                          1997      1998      1999      2000      2001      2000     2001
                                                        --------  --------  --------  --------  --------   -------  -------
                                                                         (in millions)                       (unaudited)
Income Statement Data:
Net sales.............................................. $104,859  $117,958  $137,634  $165,013  $191,329   $42,985  $48,052
Non-interest expense...................................  100,456   112,796   131,088   156,704   181,805    40,983   45,993
Interest expense.......................................      845       784       797     1,022     1,374       330      352
Total expense..........................................  101,301   113,580   131,885   157,726   183,179    41,313   46,345
Income before income taxes, minority
    interest, equity in unconsolidated
    subsidiaries and cumulative effect
    of accounting change...............................    4,877     5,719     7,323     9,083    10,116     2,134    2,220
Net Income.............................................    3,056     3,526     4,430     5,377     6,295     1,326    1,380

                                                                                                                As of
                                                                                                                -----
                                                                       As of January 31,                      April 30,
                                                        ------------------------------------------------  -----------------
                                                          1997      1998      1999      2000      2001      2000     2001
                                                        --------  --------  --------  --------  --------   -------  -------
                                                                         (in millions)                       (unaudited)
Balance Sheet Data:
Cash and cash equivalents.............................. $    883  $  1,447  $  1,879  $  1,856  $  2,054   $ 1,360  $ 1,477
Inventories............................................   15,897    16,497    17,076    19,793    21,442    20,971   22,748
Total current assets...................................   17,993    19,352    21,132    24,356    26,555    25,101   27,281
Net property, plant and equipment......................   18,333    21,469    23,674    32,839    37,617    33,901   38,472
Net property under capital leases,
    net goodwill and other acquired
    intangible assets, and other assets
and deferred charges...................................    3,278     4,563     5,190    13,154    13,958    13,361   13,675
Total assets...........................................   39,604    45,384    49,996    70,349    78,130    72,363   79,428
Accounts payable.......................................    7,628     9,126    10,257    13,105    15,092    13,160   14,765
Commercial paper.......................................       --        --        --     3,323     2,286     4,759    3,554
Long-term debt due within one year.....................      523     1,039       900     1,964     4,234     2,127    3,442
Obligations under capital leases due within one year...       95       102       106       121       141       154      100
Total current liabilities..............................   10,957    14,460    16,762    25,803    28,949    27,624   28,640
Long-term debt.........................................    7,709     7,191     6,908    13,672    12,501    12,778   13,534
Long-term obligations under capital leases.............    2,307     2,483     2,699     3,002     3,154     2,928    3,095
Total liabilities......................................   22,461    26,881    28,884    44,515    46,787    45,222   47,464
Total shareholders' equity.............................   17,143    18,503    21,112    25,834    31,343    27,141   31,964
Total liabilities and shareholders' equity.............   39,604    45,384    49,996    70,349    78,130    72,363   79,428

     See "Ratio of Earnings to Fixed Charges" in the attached prospectus for information concerning the ratio of earnings to fixed charges for the periods shown in the table above.

                           DESCRIPTION OF THE NOTES

     The following description of the terms and conditions of the notes supplements the more general terms and conditions of Wal-Mart's debt securities contained in the attached prospectus.

     The notes will be issued under the indenture and will be issued in registered form without interest coupons in denominations of $1,000 and integral multiples of $1,000. The notes will constitute our senior unsecured debt obligations and will rank equally among themselves and with all of our existing and future senior, unsecured and unsubordinated debt.

     The ____% notes due 2003 will mature on July 31, 2003 at 100% of their principal amount and will be initially issued in a total principal amount of $______________. The ____% notes due 2006 will mature on July 31, 2003 at 100%
of their principal amount and will be initially issued in a total principal amount of $______________.

     We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes that we are offering and otherwise similar in all respects to the notes so that those additional notes will be consolidated and form a single series with the notes that we are offering. No additional notes may be issued if an event of default under the indenture has occurred.

     The notes will not be subject to a sinking fund and will not be redeemable prior to maturity, except in the case of a tax event, as explained below. The notes will not be convertible or exchangeable. We will pay principal of and interest on the notes in U.S. dollars.

     The notes will bear interest from July 31, 2001 at the annual interest rate specified on the cover page of this prospectus supplement. Interest will be payable semi-annually in arrears on July 31 and January 31 of each year, beginning on January 31, 2002, to the person in whose name the note is registered at the close of business on the preceding July 15 or January 15, as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Notices to holders of the notes will be mailed to such holders and will also be published in a leading daily newspaper in The City of New York and in London. We expect that publication will be made in The City of New York in The Wall Street Journal and in London in the Financial Times. Any notice shall be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication.

     We recently entered into a new indenture to which we, the finance subsidiaries and Bank One Trust Company, NA, as indenture trustee, and we are the parties. The notes will be issued pursuant to and governed by this indenture. The terms and conditions of the notes, including, among other provisions, the covenants and events of defaults, differ from the terms and conditions of other debt securities that we previously have offered and sold and that remain outstanding. For example, the notes do not have the restriction on liens covenant and cross-default event of default provision that is contained in some of our outstanding debt securities.

     Bank One Trust Company, NA is the trustee under the indenture governing the notes and will also be the registrar and paying agent.

     The indenture and the notes will be governed by New York law.

Same-Day Settlement and Payment

     We will make all payments of principal and interest on the notes to The Depository Trust Company ("DTC") in immediately available funds.

     The notes will trade in same-day funds settlement system until maturity. Purchases of notes in secondary market trading must be in immediately available funds.

Payment of Additional Amounts

     We will pay to the holder of any note who is a United States Alien, as defined below, additional amounts as may be necessary so that every net payment of principal and interest on that note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in that note to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

               (a) any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between that holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder, if that holder is an estate, trust, partnership or corporation, and the United States including, without limitation, that holder, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or (2) the presentation of a note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

               (b) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

               (c) any tax, assessment or other governmental charge imposed by reason of that holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

               (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal or interest on that note;

               (e) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note if that payment can be made without withholding by any other paying agent;

               (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of that note, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (g) any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986 and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation with respect to our company within the meaning of the Internal Revenue Code; or

               (h)  any combination of items (a), (b), (c), (d), (e), (f) and
     (g);

nor will we pay any additional amounts to any holder who is a fiduciary or partnership other than the sole beneficial owner of that note to the extent that a beneficiary or settlor with respect to that fiduciary, or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the holder of that note.

     "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

Redemption upon a Tax Event

     The notes may be redeemed at our option in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, if we determine that as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action, other than an action predicated on law generally known on or before July __, 2001 except for proposals before the Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not such action or proposal was taken or made with respect to us, (A) we have or will become obligated to pay additional amounts as described under "-- Payment of Additional Amounts" on any note of that series or (B) there is a substantial possibility that we will be required to pay those additional amounts. Prior to the publication of any notice of redemption, we will deliver to the trustee (1) an officers' certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to the right of our company to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts.


                              BOOK-ENTRY ISSUANCE

     The notes will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. We will not issue certificated securities to you for the notes, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominees and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

     Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC's records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants' records. DTC will have no knowledge of your individual ownership of the notes. DTC's records will show only the identity of the direct participants and the amount of the notes held by or through them.
You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC's nominee. The trustee and we will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our company.

     Notes represented by one or more global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

     . DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

     .    we decide to discontinue the book-entry system.

If the global security is exchanged for certificated securities, the trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures regarding those certificated securities.

Clearstream Banking and Euroclear

     Links have been established among DTC, Clearstream Banking and Euroclear, which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

     Although DTC, Clearstream Banking and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

     Clearstream Banking and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream Banking and Euroclear, as participants in DTC.

     When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking or Euroclear through a participant at least one day prior to settlement. Clearstream Banking or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream Banking or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

     Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Banking or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     When a Clearstream Banking or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream Banking or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Banking or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Banking or Euroclear participant's account will instead be valued as of the actual settlement date.

                U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS

     The following is a discussion of material U.S. federal income tax consequences of the ownership of notes as of the date of this prospectus supplement for beneficial owners of notes that purchase the notes at their "issue price" on the issue date in connection with this offering. Except where noted, this discussion deals only with notes held as capital assets and does not deal with special situations. For example, this discussion does not address:

     . tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, corporations that accumulate earnings to avoid federal income tax, insurance companies, or, in some cases, an expatriate of the United States or a nonresident alien individual who has made a valid election to be treated as a United States resident;

     . tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

     . tax consequences to U.S. holders of notes whose "functional currency" is not the U.S. dollar;

     . tax consequences to holders of notes that are "controlled foreign corporations," "passive foreign investment companies" or "foreign personal holding companies;"

     .    alternative minimum tax consequences, if any; or

     .    any state, local or foreign tax consequences.

     If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds any of the notes, the tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. If you are a partner of a partnership or an equity interest owner of another entity treated as a partnership holding any of the notes, you should consult your tax advisors.

     The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

     You should consult your own tax advisors concerning the U.S. federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

     The following is a discussion of material U.S. federal tax consequences that will apply to you if you are a United States holder of notes.

     "United States holder" means a beneficial owner of a note that is:

     .    a citizen or resident of the United States;

     . a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

     . an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     . a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Payments of Interest

     Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Sale, Exchange and Retirement of Notes

     Your tax basis in a note will, in general, be your cost for that note reduced by any cash payments on that note other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued stated interest that you did not previously include in income, which will be taxable as ordinary income) and your adjusted tax basis in the note. That gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to certain payments of principal and interest paid on the notes and to the proceeds of sale of the notes made to you unless you are an exempt recipient (such as a corporation). A backup withholding tax of 30% for payments during 2002 and 2003, (declining to 29% in 2004 and 2005, and 28% in 2006 and thereafter) will apply to such payments if you fail to provide a correct taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.


     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to Non-United States Holders

     The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-United States holder of notes. A non-United States holder is a holder other than a United States holder.

U.S. Federal Withholding Tax

     The 30% U.S. federal withholding tax will not apply to any payment of principal of or interest on the notes, provided that:

     . you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Internal Revenue Code and related U.S. Treasury regulations;

     . you are not a controlled foreign corporation that is related to us through stock ownership;

     . you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Internal Revenue Code; and

     . (1) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your notes through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-United States holders that are entities rather than individuals.

     If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     The 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of the note.

U.S. Federal Estate Tax

     Your estate will not be subject to U.S. federal estate tax on the notes beneficially owned by you at the time of your death, provided that (1) you do not own, within the meaning of the Internal Revenue Code and the U.S. Treasury regulations, 10% or more of the total combined voting power of those classes of our voting stock and (2) interest on the notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

U.S. Federal Income Tax

     If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on notes will be included in your earnings and profits.

     Any gain or income realized on the disposition of a note generally will not be subject to U.S. federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by you, or (2) in the case of gain, you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

Information Reporting and Backup Withholding

     Under U.S. Treasury regulations, in general, information reporting and backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-United States holder as described above and provided that neither we nor any of our paying agents has actual knowledge that you are a United States holder (as described above).

     In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Internal Revenue Code, or you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters named below, severally and not jointly, the principal amount of the notes set forth opposite their respective names:

                                       Principal              Principal
                                       Amount of              Amount of
Underwriter                        __% Notes due 2003    ___% Notes due 2006
-----------                        ------------------    -------------------
Lehman Brothers Inc..............          $                   $
Goldman, Sachs & Co..............
                                   ------------------    -------------------
  Total..........................  $                -    $
                                   ==================    ===================

     The underwriters have advised us that they propose to offer the notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement. The underwriters may also offer notes to dealers at that price less concessions not in excess of ___% of the principal amount of the ___% notes due 2003, and ____% of the principal amount of the ____% notes due 2006. The underwriters may allow, and these dealers may reallow, a concession to other dealers not in excess of ____% of the principal amount of the ____% notes due 2003, and ____% of the principal amount of the ____% notes due 2006. After the initial public offering of the notes is completed, the public offering prices and these concessions may be changed.

     In connection with the offering, SEC rules permit the underwriters to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriters create a short position in the notes in connection with the offering by selling a larger principal amount of notes than as set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither the underwriters nor we can make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the underwriters nor we make any representation that the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice. Lehman Brothers Inc. will act as stabilization manager for the offering of the notes.

     Some of the underwriters and their affiliates may from time to time in the ordinary course of business provide, and have provided in the past, investment or commercial banking services to us and our affiliates. Banc One Capital Markets, Inc. and Bank One Trust Company, the indenture trustee, are each wholly-owned subsidiaries of Bank One Corporation.

     We will pay transaction expenses, estimated to be approximately $_____, relating to the offering of the notes in addition to the underwriting discounts appearing on the cover page of this prospectus supplement.

     We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Each underwriter has represented and agreed that (1) it has not offered or sold and prior to the date six months after the date of issue of the notes will not offer or sell notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investment as principal or agent for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the public offers of Securities Regulations 1995; (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (investment Advertisement)(Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

     The notes may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as party of any re-offering, and neither this prospectus supplement and the attached prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

     Each underwriter has acknowledged and agreed that the notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

                             VALIDITY OF THE NOTES

     The validity of the notes will be passed on for us by Hughes & Luce, L.L.P., Dallas, Texas, and for the underwriters by Simpson Thacher & Bartlett, New York, New York.


                              GENERAL INFORMATION

     Except as disclosed in the prospectus supplement or the attached prospectus, including the documents incorporated by reference, there has been no material adverse change in our financial position since April 30, 2001.

     Our independent auditors are Ernst & Young LLP, Tulsa, Oklahoma.

     The notes have been accepted for clearance through DTC, Clearstream Banking and Euroclear and have been assigned the following identification numbers:

                            CUSIP Number  ISIN Number  Common Code
                            ------------  -----------  -----------
     ____% notes due 2003
     ____% notes due 2006

PROSPECTUS

                             WAL-MART STORES, INC.

                                $6,000,000,000

                                DEBT SECURITIES

     This prospectus forms part of a shelf registration statement that we and several of our subsidiaries filed with the Securities and Exchange Commission. We may use that registration statement to offer and sell, in one or more offerings at various times, up to a total of $6,000,000,000 of our debt securities. As described in a separate prospectus contained in that registration statement, that registration statement also registers the offer and sale of debt securities by three of our finance subsidiaries, Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co. and Wal-Mart Cayman (Sterling) Finance Co. The offer and sale of debt securities by one or more of those subsidiaries under that separate prospectus and any related prospectus supplements will reduce the amount of debt securities that we can offer and sell under this prospectus.


     We may offer and sell debt securities in different series that have different terms and conditions. This prospectus provides you with a general description of certain material terms of those debt securities. When we sell a particular series of the debt securities, we will provide a prospectus supplement describing the specific terms and conditions of that series of debt securities, including:

     .    the public offering price;

     .    the maturity date;

     .    the interest rate or rates, which may be fixed or variable;

     .    the times for payment of principal, interest and any premium; and

     .    any redemption provisions of the debt securities in the series.

     The prospectus supplement may also contain important information about U.S. federal income tax consequences and, in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. The prospectus supplement may also update or change information contained in this prospectus.


     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before making your investment decision.

     We maintain our principal executive offices at:

     702 S.W. 8/th/ Street, Mail Stop 0290
     Bentonville, Arkansas 72716
     Telephone: (501) 273-4000.

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this Prospectus is July 24, 2001.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Where You Can Find More Information....................................   2
Special Note Regarding Forward-Looking Statements......................   3
Wal-Mart Stores, Inc...................................................   4
Ratio of Earnings to Fixed Charges.....................................   4
Use of Proceeds........................................................   5
Description of the Debt Securities.....................................   5
Tax Consequences to Holders............................................  11
Plan of Distribution...................................................  11
Legal Matters..........................................................  12
Experts................................................................  12

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not offering the debt securities in any jurisdiction in which the offer is not permitted.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating the information that we have already filed with the SEC, the SEC allows us to "incorporate by reference" in this prospectus information contained in documents we have filed with the SEC. Those documents form an important part of this prospectus. Any documents that we file with the SEC in the future will also be considered to be part of this prospectus and will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete or terminate the offering of debt securities by this prospectus.

     . Wal-Mart's Annual Report on Form 10-K for its fiscal year ended January 31, 2001, as amended.
     . Wal-Mart's Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 2001.
     .    Wal-Mart's Current Report on Form 8-K dated May 9, 2001.

     As allowed by the SEC's rules, we have not included in this prospectus all of the information that is included in the registration statement. At your request we will provide you, free of charge, with a copy of the registration statement, any of the exhibits to the registration statement or a copy of any other information we have incorporated by reference into the registration statement. If you want more information, write in care of or call:

                           Allison D. Garrett, Esq.
                 Vice President and Assistant General Counsel
                             Wal-Mart Stores, Inc.
                               Corporate Offices
                     702 S.W. 8/th/ Street, Mail Stop 0290
                          Bentonville, Arkansas 72716
                           Telephone: (501) 273-4505

     You may also obtain a copy of any filing we have made with the SEC directly from the SEC. You may either:

     . read and copy any materials we file with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its offices in New York, New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago, Illinois at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or

     . visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

     You can obtain more information about the SEC's public reference room by calling the SEC at 1-800-SEC-0330.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be included, for example, under "Wal-Mart Stores, Inc." and "Use of Proceeds," and in certain portions of our reports and other information incorporated in this prospectus by reference. These forward-looking statements may include statements that address activities, events or developments that we expect or anticipate will or may occur in the future, including:

     . future capital expenditures, including the amount and nature of those expenditures;

     . expansion and other development trends of industry segments in which we and our subsidiaries are active;


     .    our business strategy;

     .    our financing strategy;

     .    expansion and growth of our business; and


     .    operations and other similar matters.


Although we believe the expectations expressed in the forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf.

     Our business operations are subject to factors outside our control. Any one, or a combination, of these factors could materially affect our financial performance. These factors include:

     .    the costs of goods;

     .    the cost of electricity and other energy requirements;

     .    competitive pressures;

     .    inflation;

     .    consumer debt levels;

     .    currency exchange fluctuations;

     .    trade restrictions;

     .    changes in tariff and freight rates;

     .    unemployment levels;

     .    interest rate fluctuations; and

     .    other capital market and economic conditions.

     Forward-looking statements that we make or that are made by others on our behalf are based on a knowledge of our business and the environment in which we operate, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or on our business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We assume no obligation to update any of the forward-looking statements.

                             WAL-MART STORES, INC.

         We are the world's largest retailer as measured by total net sales for fiscal 2001. Our total net sales exceeded $191 billion in fiscal 2001, over 83% of which was generated in the United States. We operate mass merchandising stores that serve our customers primarily through the operation of three segments:

     . Wal-Mart stores, which include our discount stores, Supercenters and Neighborhood Markets in the United States;
     . SAM'S Clubs, which include our warehouse membership clubs in the United States; and
     .    the international segment of our business.

         We currently operate in all 50 states of the United States, Argentina, Brazil, Canada, Germany, Korea, Mexico, Puerto Rico, and the United Kingdom, and in China under joint venture agreements. In addition, through our subsidiary, McLane Company, Inc., we provide products and distribution services to retail industry and institutional food service customers. As of June 30, 2001, we operated in the United States:


     .    1,682 Wal-Mart stores;
     .    977 Supercenters;
     .    22 Neighborhood Markets; and
     .    486 SAM'S Clubs.


         As of June 30, 2001, we also operated 176 Canadian Wal-Mart stores, 11 units in Argentina, 21 units in Brazil, 12 units in China, 93 units in Germany, six units in Korea, 515 units in Mexico, 17 units in Puerto Rico and 245 units in the United Kingdom. The units operated by our International Division represent a variety of retail formats. As of June 30, 2001, we employed more than 962,000 associates in the United States and 282,000 associates internationally.


         Wal-Mart Stores, Inc. is the parent company of a group of subsidiary companies, including McLane Company, Inc., Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A. de C.V., Asda Group Limited, Sam's West, Inc., Sam's East, Inc., Wal-Mart Stores East, Inc., Sam's Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust, Sam's Real Estate Business Trust, Wares Delaware Corporation and the finance subsidiaries. The information presented above relates to our operations and our subsidiaries on a consolidated basis.


         Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.


                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of our earnings to fixed charges, for the periods indicated:

                                                                                        Three Months Ended
                             Year Ended January 31,                                         April 30,
---------------------------------------------------------------------------   ------------------------------------
      1997            1998            1999            2000            2001             2000            2001
      ----            ----            ----            ----            ----             ----            ----
     4.59x           5.33x           6.24x           6.76x           5.54x            5.47x           4.87x

     For the purpose of computing our ratios of earnings to fixed charges, we have defined "earnings" to mean our earnings before income taxes and fixed charges, excluding capitalized interest and earnings attributable to minority interests owned by others in our subsidiaries.

     We have also defined "fixed charges" to mean:

     .    the interest that we pay; plus

     .    the capitalized interest that we show on our accounting records; plus

     . the portion of the rental expense for real and personal property that we believe represents the interest factor in those rentals.

     We have not disclosed ratios of earnings to fixed charges and preferred stock dividends because we do not have any shares of preferred stock outstanding.


                                USE OF PROCEEDS

     Except as we otherwise specifically describe in an applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities:

     . to repay the short-term borrowings that we have incurred for corporate purposes, including to finance capital expenditures such as the purchase of land and construction of stores and other facilities;

     . to repay short-term borrowings that we have incurred to acquire other companies and assets; and

     .    to meet our other general working capital requirements.

Before we apply the net proceeds to one or more of these uses, we may invest those net proceeds in short-term marketable securities.

     We may also incur from time to time additional debt other than through the offering of debt securities under this prospectus.


                      DESCRIPTION OF THE DEBT SECURITIES

     We will issue the debt securities in one or more series under an indenture, dated as of July 5, 2001, among three of our finance subsidiaries, Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., and Wal-Mart Cayman (Sterling) Finance Co. (collectively, the "finance subsidiaries") Bank One Trust Company, NA, as the indenture trustee, and us.


     The indenture is a contract between us, the finance subsidiaries and the trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an "event of default," as that term is described below, occurs under the indenture in relation to debt securities we have issued. Second, the trustee performs certain administrative duties for us.


     We have summarized below material provisions of the debt securities that we will offer and sell pursuant to this prospectus and material provisions of the indenture. However, you should understand that this is only a summary. We have not described all of the provisions of the indenture. We have filed the indenture with the SEC, and we suggest that you read the indenture. We are incorporating by reference the provisions of the indenture referred to in the following summary, whether by reference to articles, sections or defined terms. The following summary is qualified in its entirety by those provisions of the indenture.

     We will describe the particular terms and conditions of any series of debt securities offered in the applicable prospectus supplement. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.


General

     As a holder of debt securities issued under the indenture, you will be one of our unsecured creditors and will have a right to payment equal to that of our other unsecured creditors.

     The debt securities offered by this prospectus, when aggregated with the debt securities offered by the finance subsidiaries through the separate prospectus filed under the registration statement of which this prospectus is a part, will be limited to a total of $6,000,000,000, or the equivalent amount in any non-U.S. currency. The indenture, however, does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series.

     With respect to each particular series of debt securities that we offer by this prospectus, the prospectus supplement will describe the following terms of each series of debt securities:

          .    the title of the series;

          . the maximum aggregate principal amount, if any, established for debt securities of the series;

          . the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

          . the priority of payment, if any, established for the debt securities of the series;


          .    the date or dates on which the principal will be paid;

          . the conditions pursuant to which and the times at which any premium on the debt securities of the series will be paid;

          . the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;


          .    the date or dates from which interest, if any, shall accrue;

          . the dates on which any accrued interest shall be payable and the record dates for the interest payment dates;

          . the percentage of the principal amount at which the debt securities of the series will be issued, and if less than face amount, the portion of the principal amount that will be payable upon acceleration of those debt securities' maturity or at the time of any prepayment of those debt securities or the method for determining that amount;

          . whether we may prepay the debt securities of the series in whole or part and, if so, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

          . the office or offices or agency where the debt securities of the series may be presented for registration of transfer or exchange;

          . the place or places where the principal of, premium, if any, and interest, if any, on debt securities of the series will be paid;

          . whether we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions relating to any such redemption or repurchase by us;

          . whether, when, on what terms and at whose option we will be obligated to redeem or repurchase the debt securities of the series in whole or part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, and any redemption or repurchase price or the method for determining any redemption or repurchase price;

          . whether the debt securities of the series will be convertible into any other of our securities and, if so, when the conversion of exchange right may be exercised, the conversion or exchange price or the ratio or ratios or the method of determining the conversion or exchange price or ratio and any other terms and conditions, including anti-dilution terms, upon which any conversion or exchange may occur;

          . if other than denominations of $1,000 and any integral multiple thereof, the denominations in which we will issue debt securities of the series;

          . the currency in which we will pay principal, any premium, interest or other amounts owing with respect to the debt securities of the series, which may be United States dollars, a foreign currency or a composite currency and the exchange rate for calculating the amount of any payment in a currency other than that in which the debt securities are denominated;


          . any index, formula or other method that we must use to determine the amount of any payment of principal, any premium or interest on the debt securities of the series;

          . whether, and under what conditions, we will be required to pay any additional amounts;

          . whether the debt securities of the series will be issued in certificated or book-entry form;

          . any addition to, or change in, the events of default with respect to, or covenants relating to, the debt securities in the series;


          . whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

          . any other specific terms and conditions of the series of debt securities.


     If we sell any series of debt securities for, that we may pay in, or that are denominated in, one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant currencies, currency units or composite currencies in the prospectus supplement relating to the offer of that series.

     We may also offer and sell a series of the debt securities as original issue discount securities, bearing no interest or interest at a rate that at the time of issuance is below market rates, or at a substantial discount below their stated principal amount. We will describe the income tax consequences and other special considerations applicable to any original issue discount securities of that kind described in the prospectus supplement relating to that series.

Events of Default and Waiver

          An event of default with respect to debt securities of a series issued will occur if:

          . we fail to pay interest on any outstanding debt securities when it is due and payable and that failure continues for 30 days;

          . we fail to pay principal of or premium, if any, on any outstanding debt securities when it is due and payable;


          . we fail to perform or we breach any covenant or warranty in the indenture with respect to any debt securities of that series outstanding or we fail to perform or breach any covenant or warranty particular to a series of debt securities and that failure continues for 90 days after we receive written notice of that default;


          . certain events of bankruptcy, insolvency or reorganization occur with respect to us; and


          . in the event the debt securities are guaranteed, the guarantor repudiates its obligations under the guarantee or the guarantees are determined to be unenforceable or invalid.


          If an event of default with respect to any series of outstanding debt securities occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of that series of outstanding debt securities may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those due as a result of acceleration, have been made. If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture shall, proceed to protect the rights of the holders of the debt securities of that series. Prior to any acceleration of the maturity of the debt securities of a series, the holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture except a default in the payment of principal of, or interest on, those debt securities.

          The indenture provides that upon the occurrence of an event of default described in the first two bullet points in the first paragraph under "Events of Default and Waiver" with respect to a series of debt securities, we will, upon the trustee's demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

          The indenture provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of, and interest on, the debt securities of that series when due and that that right will not be impaired without the consent of that holder.


          The trustee is required, within 90 days after the occurrence of a default with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term "default," for the purpose of this provision only, means the occurrence of any of the events of default specified above excluding any grace periods.

          We are required to file annually with the applicable trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities.

Legal Defeasance and Covenant Defeasance

          We may, at our collective option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities and any guarantee of those debt securities, except for:


     . the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

     . our obligations respecting the debt securities concerning issuing temporary notes, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for debt security payments being held in trust;

     . the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

     . the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as "defeasance."


          In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities.

          To exercise the right to either of the rights we describe above, certain conditions must be met, including:

     . the issuer of the affected debt securities must irrevocably deposit with the trustee, in trust for the debt security holders' benefit, cash in U.S. dollars, certain United States government securities, or a combination thereof, in amounts sufficient to pay the principal of and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

     . the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the type of defeasance described first above, will be based on a ruling of the Internal Revenue Service or a change in federal income tax law to that effect occurring after the date of the indenture;


     . no default or event of default exists on the date of such deposit, subject to certain exceptions; and

     . the trustee must receive an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the party depositing those funds with the trustee or subject to the "automatic stay" under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders.

Satisfaction and Discharge

          If we and the finance subsidiaries so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the notes, as provided for in the indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the indenture, the debt securities and any guarantees then outstanding when:


     . either all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen securities that have been replaced or paid and notes that have been subject to defeasance, have been delivered to the trustee for cancellation; or

     . all of the securities issued under the indenture not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within 60 days or will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense; and

     . in each of the foregoing cases, each issuer of the affected debt securities has irrevocably deposited or caused to be deposited with the trustee cash in U.S. dollars, certain United States government securities, or a combination thereof, in trust for the purpose and in an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the indenture not previously delivered to the trustee for cancellation, for principal, and premium, if any, on and interest on these securities to the date of such deposit (in the case of notes that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be;

     . we and the finance subsidiaries have paid or caused to be paid all sums payable under the indenture by us and them; and


     . we and the finance subsidiaries have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture, the securities issued under the indenture have been complied with.

Modification of the Indenture

          The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of such indenture may be made which affect the rights of the holders of such debt securities. However, no such modification or alteration may be made without the consent of the holder of each debt security if the modification or alteration would, among other things:

     . change the maturity of the principal of, or of any installment of interest on, any debt security, or reduce the principal amount of any debt security, or change the method of calculation of interest or the currency of payment of principal or interest on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security; or

     . reduce the above-stated percentage in principal amount of outstanding debt securities required to modify or alter such indenture.

          The trustee and we, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:


     . evidence the succession of another corporation to us and the successor's assumption to our respective agreements and obligations with respect to the debt securities and the indenture;

     . add to our covenants further restrictions or conditions that our board of directors and the trustee consider to be for the protection of holders of all or any series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default under the indenture subject to certain limitations;

     . cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with another provision;

     . provide for the issuance of debt securities whether or not then outstanding under the indenture in coupon form and to provide for exchangeability of the coupon form securities with other debt securities issued under the indenture in fully registered form;

     . establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established; and

     . evidence and provide for the acceptance of appointment of a successor trustee and to change the indenture as necessary to have more than one trustee under the indenture.

Amalgamation, Consolidation, Merger or Sale of Assets

          The indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

     . any successor to us assumes our obligations on the debt securities and under the indenture;

     . any successor to us must be an entity incorporated or organized under the laws of the United States;

     . after giving effect thereto, no event of default, as defined in the indenture, shall have occurred and be continuing; and

     .    certain other conditions under the indenture are met.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under "Events of Default and Waiver."


No Limitations on Additional Debt and Liens


          The indenture and the debt securities do not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets.


The Indenture Trustee

          Bank One Trust Company, NA is the trustee under the indenture governing the debt securities and will also be the registrar and paying agent. The trustee is a national banking association with its principal offices in Chicago, Illinois.

          The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us if any of the actions described above under "Events of Default and Waiver" occurs. Second, the trustee performs certain administrative duties for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

          Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 1, 1991, between it and us. As of May 31, 2001, we had issued a total of $17.46 billion of our senior unsecured securities under that indenture as supplemented through the date of this prospectus. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of December 1, 1986, covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner trustees of approximately 24 SAM'S Clubs store properties that are leased to one of our subsidiaries. Bank One Leasing Corporation, an affiliate of Bank One Trust Company, NA established a business trust that purchased 15 Wal-Mart discount stores for $53,661,785 and leased the stores back to us for an initial term of 20 years in a transaction consummated on December 22, 1992. On November 10, 1994, a second business trust of which Bank One Leasing Corporation is a beneficiary purchased an additional 23 Wal-Mart discount stores for $128,842,500 and leased the stores back to us for an initial term of 20 years. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 27, 2001 among Wal-Mart Canada Venture Corp., one of our subsidiaries, us, as guarantor, and it. On April 27, 2001, Wal-Mart Canada Venture Corp. issued a total of $325,000,000 of its senior unsecured debt securities under that indenture, which are guaranteed by us.


          We expect to maintain banking relationships in the ordinary course of business with Bank One, NA, an affiliate of Bank One Trust Company, NA.


                          TAX CONSEQUENCES TO HOLDERS

     A prospectus supplement may describe the principal U.S. federal income tax consequences of acquiring, owning and disposing of debt securities of some series in the following circumstances:

     . payment of the principal, interest and any premium in a currency other than the U. S. dollar;

     . the issuance of any debt securities with "original issue discount," as defined for U. S. federal income tax purposes;

     . the issuance of any debt securities with an associated "bond premium," as defined for U.S. federal income tax purposes; and

     . the inclusion of any special terms in debt securities that may have a material effect for U.S. federal income tax purposes.

In addition, if the tax laws of foreign countries are material to a particular series of debt securities, a prospectus supplement may describe the principal income tax consequences of acquiring, owning and disposing of debt securities of some series under similar circumstances.


                             PLAN OF DISTRIBUTION

General

     We may sell the debt securities being offered hereby:

     .    directly to purchasers;

     .    through agents;

     .    through dealers;

     .    through underwriters; or

     .    through a combination of any of those methods of sale.

     We may effect the distribution of the debt securities from time to time in one or more transactions either:

     .    at a fixed price or prices which may be changed;

     .    at market prices prevailing at the time of sale;


     .    at prices related to the prevailing market prices; or

     .    at negotiated prices.

     We may directly solicit offers to purchase the debt securities. Offers to purchase debt securities may also be solicited by agents designated by us from time to time. Any of those agents, who may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in the prospectus supplement.

     If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell those debt securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale.

     If we use an underwriter or underwriters in the sales, we will execute an underwriting agreement with those underwriters at the time of sale of the debt securities and the name of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities in respect of which this prospectus is delivered to the public. The compensation of any underwriters will also be set forth in the prospectus supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to our contributing to payments those underwriters, dealers, agents and other persons are required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.


                                 LEGAL MATTERS

     The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hughes & Luce, L.L.P., our counsel.



                                    EXPERTS

     The consolidated financial statements of Wal-Mart Stores, Inc. and its subsidiaries incorporated by reference in Wal-Mart Stores, Inc.'s Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements, to the extent covered by consents filed with the Securities and Exchange Commission, given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

                      Wal-Mart Cayman (Euro) Finance Co.
                    Wal-Mart Cayman (Canadian) Finance Co.
                    Wal-Mart Cayman (Sterling) Finance Co.

        Payment of Principal and Interest Unconditionally Guaranteed by

                            WAL-MART STORES, INC.

                                $6,000,000,000

                                DEBT SECURITIES

     Unless otherwise stated or the context otherwise requires, references in this prospectus to "Wal-Mart" refer to Wal-Mart Stores, Inc., and references to "we," "our," or "us" refer to one of Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co. or Wal-Mart (Sterling) Finance Co., which are wholly-owned subsidiaries of Wal-Mart. When we refer to the "finance subsidiaries," we are referring to those Wal-Mart subsidiaries as a group and references to a "finance subsidiary" refer to one of the finance subsidiaries.

     This prospectus forms part of a shelf registration statement that Wal-Mart and the finance subsidiaries filed with the Securities and Exchange Commission. Any of Wal-Mart and the finance subsidiaries may use the registration statement to offer and sell its debt securities in one or more offerings at various times, for up to a total of $6,000,000,000 of debt securities. The offer and sale of debt securities pursuant to this prospectus or by Wal-Mart pursuant to a separate prospectus relating to its offer and sale of debt securities that forms a part of that registration statement reduces the amount of debt securities any finance subsidiary may offer and sell under that registration statement pursuant to this prospectus.

     We may offer and sell debt securities in different series that have different terms and conditions. This prospectus provides you with a general description of certain material terms of those debt securities. When we sell a particular series of the debt securities, we will provide a prospectus supplement describing the specific terms and conditions of that series of debt securities, including:

 . the public offering price;

 . the maturity date;

 . the interest rate or rates, which may be fixed or variable;

 . the times for payment of principal, interest and any premium; and

 . any redemption provisions of the debt securities in the series.

     Wal-Mart, our parent company, will unconditionally guarantee payment of the principal of, and the accrued and unpaid interest on, the debt securities that the finance subsidiaries issue as described in this prospectus.

     The particular prospectus supplement may also contain important information about U. S. federal income tax consequences and, in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. The prospectus supplement may also update or change information contained in this prospectus.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before making your investment decision.

     We maintain our principal executive offices at:
     702 S.W. 8/th/ Street, Mail Stop 0290
     Bentonville, Arkansas 72716
     Telephone: (501) 273-4000.

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is July 24,2001.

                               TABLE OF CONTENTS

                                                                                                                          Page
                                                                                                                          ----
Where You Can Find More Information...................................................................................       2
Special Note Regarding Forward-Looking Statements.....................................................................       3
Wal-Mart Stores, Inc..................................................................................................       4
The Finance Subsidiaries..............................................................................................       4
Ratio of Earnings to Fixed Charges....................................................................................       5
Use of Proceeds.......................................................................................................       5
Description of the Debt Securities....................................................................................       5
Description of the Guarantees.........................................................................................      12
Tax Consequences to Holders...........................................................................................      12
Plan of Distribution..................................................................................................      12
Legal Matters.........................................................................................................      13
Experts...............................................................................................................      13


     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not offering the debt securities in any jurisdiction in which the offer is not permitted.


                       WHERE YOU CAN FIND MORE INFORMATION

     Wal-Mart files annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating the information that Wal-Mart has already filed with the SEC, the SEC allows us to "incorporate by reference" in this prospectus information contained in documents that Wal-Mart has filed with the SEC. Those documents form an important part of this prospectus. Any documents that Wal-Mart files with the SEC in the future will also be considered to be part of this prospectus and will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference in this prospectus the documents listed below and any future filings Wal-Mart makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete or terminate the offering of debt securities by this prospectus.

     . Wal-Mart's Annual Report on Form 10-K for its fiscal year ended January 31, 2001, as amended.
     . Wal-Mart's Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 2001; and
     .  Wal-Mart's Current Report on Form 8-K dated May 9, 2001.

     As allowed by the SEC's rules, we have not included in this prospectus all of the information that is included in the registration statement. At your request, Wal-Mart will provide you, free of charge, with a copy of the registration statement, any of the exhibits to the registration statement or a copy of any other information we incorporated by reference in the registration statement. If you want more information, write in care of or call:

                           Allison D. Garrett, Esq.
                 Vice President and Assistant General Counsel
                            Wal-Mart Stores, Inc.
                              Corporate Offices
                    702 S.W. 8/th/ Street, Mail Stop 0290
                         Bentonville, Arkansas 72716
                           Telephone: (501) 273-4505

     You may also obtain a copy of any filing Wal-Mart has made with the SEC directly from the SEC. You may either:

     . read and copy any materials Wal-Mart has filed with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its offices in New York, New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago, Illinois at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or

     . visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

     You can obtain more information about the SEC's public reference room by calling the SEC at 1-800-SEC-0330.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be included, for example, under "Wal-Mart Stores, Inc." and "Use of Proceeds," and in certain portions of Wal-Mart's reports and other information incorporated in this prospectus by reference. These forward-looking statements may include statements that address activities, events or developments that Wal-Mart expects or anticipates will or may occur in the future, including:

     . future capital expenditures, including the amount and nature of those expenditures;

     . expansion and other development trends of industry segments in which Wal-Mart and its subsidiaries are active;


     .   Wal-Mart's business strategy;

     .   Wal-Mart's financing strategy;

     .   expansion and growth of Wal-Mart's business; and


     .   operations and other similar matters.



Although we and Wal-Mart believe the expectations expressed in the forward-looking statements are based on reasonable assumptions within the bounds of Wal-Mart's knowledge of its business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or Wal-Mart or on our or its behalf. Many of these factors have previously been identified in filings or statements made by Wal-Mart or on its behalf.

     Wal-Mart's business operations are subject to factors outside its control. Any one, or a combination, of these factors could materially affect Wal-Mart's financial performance. These factors include:

     .   the costs of goods;

     .   the cost of electricity and other energy requirements;

     .   competitive pressures;

     .   inflation;

     .   consumer debt levels;

     .   currency exchange fluctuations;

     .   trade restrictions;

     .   changes in tariff and freight rates;

     .   unemployment levels;

     .   interest rate fluctuations; and

     .   other capital market and economic conditions.

     Forward-looking statements that we or Wal-Mart make or that are made by others on our or Wal-Mart's behalf are based on a knowledge of Wal-Mart's business and the environment in which it operates, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements. Neither Wal-Mart nor we can assure you that the actual results or developments anticipated by Wal-Mart will be realized or, even if substantially realized, that they will have the expected consequences to or effects on Wal-Mart or on its business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Neither Wal-Mart nor we assume any obligation to update any of the forward-looking statements.

                             WAL-MART STORES, INC.

         Wal-Mart is the world's largest retailer as measured by total net sales for fiscal 2001. Its total net sales exceeded $191 billion in fiscal 2001, over 83% of which was generated in the United States. Wal-Mart operates mass merchandising stores that serve its customers primarily through the operation of three segments:

      . Wal-Mart stores, which include its discount stores, Supercenters and Neighborhood Markets in the United States;
      . SAM'S Clubs, which include its warehouse membership clubs in the United States; and
      .  the international segment of its business.

         Wal-Mart currently operates in all 50 states of the United States, Argentina, Brazil, Canada, Germany, Korea, Mexico, Puerto Rico, and the United Kingdom, and in China under joint venture agreements. In addition, through its subsidiary, McLane Company, Inc., Wal-Mart provides products and distribution services to retail industry and institutional food service customers. As of June 30, 2001, Wal-Mart operated in the United States:


      .  1,682 Wal-Mart stores;
      .  977 Supercenters;
      .  22 Neighborhood Markets; and
      .  486 SAM'S Clubs.


         As of June 30, 2001, Wal-Mart also operated 176 Canadian Wal-Mart stores, 11 units in Argentina, 21 units in Brazil, 12 units in China, 93 units in Germany, six units in Korea, 515 units in Mexico, 17 units in Puerto Rico and 245 units in the United Kingdom. The units operated by Wal-Mart's International Division represent a variety of retail formats. As of June 30, 2001, Wal-Mart employed more than 962,000 associates in the United States and 282,000 associates internationally.


         Wal-Mart Stores, Inc. is the parent company of a group of subsidiary companies, including McLane Company, Inc., Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A. de C.V., Asda Group Limited, Sam's West, Inc., Sam's East, Inc., Wal-Mart Stores East, Inc., Sam's Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust, Sam's Real Estate Business Trust, Wares Delaware Corporation and the finance subsidiaries. The information presented above relates to our operations and our subsidiaries on a consolidated basis.

         Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

                           THE FINANCE SUBSIDIARIES

         Wal-Mart formed each of the finance subsidiaries, all of which are wholly-owned direct subsidiaries, for the purpose of providing financing to foreign operating subsidiaries of Wal-Mart. Providing that financing will be each finance subsidiary's principal business activity. The finance subsidiaries do not, and will not, file periodic reports with the SEC.

         None of the finance subsidiaries has had any operations or revenues as of the date of this prospectus. The finance subsidiaries expect that the repayment of loans or the distributions made with respect to other investments in operating subsidiaries of Wal-Mart will be their sole source of revenue.

         Each of the finance subsidiaries is a Cayman Islands company. As a result, it may be difficult for investors to effect service of process within the United States upon the finance subsidiaries. In addition, there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. federal or state courts obtained against the finance subsidiaries, or be competent to hear original actions brought in the Cayman Islands against the finance subsidiaries, predicated upon the U.S. federal securities laws.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for Wal-Mart, for the periods indicated:

                                                                                        Three Months Ended
                             Year Ended January 31,                                         April 30,
----------------------------------------------------------------------------     ---------------------------------
      1997            1998            1999            2000            2001             2000            2001
      ----            ----            ----            ----            ----             ----            ----
      4.59x           5.33x           6.24x           6.76x           5.54x            5.47x           4.87x

     For the purpose of computing Wal-Mart's ratios of earnings to fixed charges, we have defined "earnings" to mean Wal-Mart's earnings before income taxes and fixed charges, excluding capitalized interest and earnings attributable to minority interests owned by others in Wal-Mart's subsidiaries.

     .   We have also defined  "fixed charges"  to mean:

     .   the interest that Wal-Mart pays; plus

     . the capitalized interest that Wal-Mart shows on its accounting records; plus

     . the portion of the rental expense for real and personal property that Wal-Mart believes represents the interest factor in those rentals.

     We have not disclosed Wal-Mart's ratios of earnings to fixed charges and preferred stock dividends because Wal-Mart does not have any shares of preferred stock outstanding.


                                USE OF PROCEEDS

     Except as we otherwise specifically describe in an applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities to finance the operations and expansion activities of foreign operating subsidiaries of Wal-Mart. Before we apply the net proceeds to one or more of these uses, we may invest those net proceeds in short-term marketable securities.

     We may also incur from time to time additional debt other than through the offering of debt securities under this prospectus.


                      DESCRIPTION OF THE DEBT SECURITIES

     We will issue the debt securities in one or more series under an indenture, dated as of July 5, 2001, among Wal-Mart Stores, Inc., the finance subsidiaries and Bank One Trust Company, NA, as the indenture trustee.

     The indenture is a contract between Wal-Mart, the trustee and each of the finance subsidiaries. The trustee has two main roles. First, the trustee can enforce your rights against us if an "event of default," as that term is described below, occurs under the indenture in relation to debt securities we have issued and against Wal-Mart pursuant to the guarantee if it fails to perform its obligations under the guarantees of the debt securities. Second, the trustee performs certain administrative duties for Wal-Mart and us.

     We have summarized below material provisions of the debt securities that we will offer and sell pursuant to this prospectus and material provisions of the indenture. However, you should understand that this is only a summary, and we have not described all of the provisions of the indenture. Wal-Mart and we have filed the indenture with the SEC, and we suggest that you read the indenture. We are incorporating by reference the provisions of the indenture referred to in the following summary, whether by reference to articles, sections or defined terms. The summary is qualified in its entirety by those provisions of the indenture.

     We will describe the particular terms and conditions of any series of debt securities offered in the applicable prospectus supplement. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

General

     As a holder of debt securities issued under the indenture, you will be one of our unsecured creditors and will have a right to payment equal to that of our other unsecured creditors.

     The debt securities offered by this prospectus, when aggregated with the debt securities offered by Wal-Mart through the separate prospectus filed under the registration statement of which this prospectus is a part, will be limited to a total of $6,000,000,000, or the equivalent amount in any non-U.S. currency. The indenture, however, does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series.

     With respect to each particular series of debt securities offered by this prospectus, a prospectus supplement will describe the following terms of that series of debt securities:


          .    the title of the series;

          . the maximum aggregate principal amount, if any, established for debt securities of the series;

          . the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

          .    the date or dates on which the principal will be paid;

          . the conditions pursuant to which, and the times at which, any premium on the debt securities of the series will be paid;

          . the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;


          .    the date or dates from which interest, if any, shall accrue;

          . the dates on which any accrued interest shall be payable and the record dates for the interest payment dates;

          . the percentage of the principal amount at which the debt securities of the series will be issued, and if less than face amount, the portion of the principal amount that will be payable upon acceleration of those debt securities' maturity or at the time of any prepayment of those debt securities or the method for determining that amount;

          . whether we may prepay the debt securities of the series in whole or part and, if so, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

          . the office or offices or agency where the debt securities of the series may be presented for registration of transfer or exchange;

          . the place or places where the principal of, premium, if any, and interest, if any, on debt securities of the series will be paid;

          . whether we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions relating to any such redemption or repurchase by us;

          . whether, when, on what terms and at whose option we will be obligated to redeem or repurchase the debt securities of the series in whole or part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, and any redemption or repurchase price or the method for determining any redemption or repurchase price;

          . if other than denominations of $1,000 and any integral multiple thereof, the denominations in which we will issue debt securities of the series;

          . the currency in which we will pay principal, any premium, interest or other amounts owing with respect to the debt securities of the series, which may be United States dollars, a foreign currency or a composite currency and the exchange rate for calculating the amount of any payment in a currency other than that in which the debt securities are denominated;


          . any index, formula or other method that we must use to determine the amount of any payment of principal, any premium or interest on the debt securities of the series;

          . whether, and under what conditions, we will be required to pay any additional amounts;

          . whether the debt securities of the series will be issued in certificated or book-entry form;

          . any addition to, or change in, the events of default with respect to, or covenants relating to, the debt securities in the series;


          . whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

          . any other specific terms and conditions of the series of debt securities.


     If we sell any series of debt securities for, that we may pay in, or that are denominated in, one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant currencies, currency units or composite currencies in the prospectus supplement relating to the offer of that series.

     We may also offer and sell a series of the debt securities as original issue discount securities, bearing no interest or interest at a rate that at the time of issuance is below market rates, or at a substantial discount below their stated principal amount. We will describe the tax consequences and other special considerations applicable to any original issue discount securities of that kind described in the prospectus supplement relating to that series.

Events of Default and Waiver

          An event of default with respect to debt securities of a series issued will occur if:

     . we fail to pay interest on any outstanding debt securities when it is due and payable and that failure continues for 30 days;

     . we fail to pay principal of or premium, if any, on any outstanding debt securities when it is due and payable;


     . we fail to perform or we breach any covenant or warranty in the indenture with respect to any debt securities of that series outstanding or we fail to perform or breach any covenant or warranty particular to a series of debt securities and that failure continues for 90 days after we receive written notice of that default;


     . certain events of bankruptcy, insolvency or reorganization occur with respect to us; and

     . in the event the debt securities are guaranteed, the guarantor repudiates its obligation under the guarantee or the guarantees are determined to be unenforceable or invalid.


          If an event of default with respect to any series of outstanding debt securities occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of that series of outstanding debt securities may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to that series of debt securities, other than those due as a result of acceleration, have been made. If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture shall, proceed to protect the rights of the holders of the debt securities of that series. Prior to any acceleration of the maturity of the debt securities of a series, the holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture except a default in the payment of principal of, or interest on, those debt securities.

          The indenture provides that upon the occurrence of an event of default described in the first two bullet points in the first paragraph under "Events of Default and Waiver" with respect to a series of debt securities, we will, upon the trustee's demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

          The indenture provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of, and interest on, the debt securities of that series when due and that that right will not be impaired without the consent of that holder.


          The trustee is required, within 90 days after the occurrence of a default with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term "default," for the purpose of this provision only, means the occurrence of any of the events of default specified above excluding any grace periods.

          We are required to file annually with the applicable trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities.

Legal Defeasance and Covenant Defeasance

          We, the other finance subsidiaries and Wal-Mart may, at our collective option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities and any guarantee of those debt securities, except for:

     . the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

     . our obligations respecting the debt securities concerning issuing temporary notes, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for debt security payments being held in trust;

     . the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

     . the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as "defeasance."


          In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities.

          To exercise either of the rights we describe above, certain conditions must be met, including:

     . the issuer of the affected debt securities must irrevocably deposit with the trustee, in trust for the debt security holders' benefit, cash in U.S. dollars, certain United States government securities, or a combination thereof, in amounts sufficient to pay the principal of and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

     . the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the type of defeasance described first above, will be based on a ruling of the Internal Revenue Service or a change in federal income tax law to that effect occurring after the date of the indenture;


     . no default or event of default exists on the date of such deposit, subject to certain exceptions; and

     . the trustee must receive an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the party depositing those funds with the trustee or subject to the "automatic stay" under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders.

Satisfaction and Discharge

          If we, Wal-Mart and the other finance subsidiaries so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of any debt securities, as provided for in the indenture, and the trustee, at the joint expense of Wal-Mart and the finance subsidiaries, will execute proper instruments acknowledging satisfaction and discharge of the indenture, the debt securities and the related guarantees when:

     . either all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen securities that have been replaced or paid and debt securities that have been subject to defeasance, have been delivered to the trustee for cancellation; or

     . all of the securities issued under the indenture not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within 60 days or will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense; and

     . in each of the foregoing cases, each issuer of the affected debt securities pursuant to the indenture have irrevocably deposited or caused to be deposited with the trustee cash in U.S. dollars, certain United States government securities, or a combination thereof, in trust for the purpose and in an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued by them pursuant to the indenture and not previously delivered to the trustee for cancellation, for principal, and premium, if any, on and interest on these securities to the date of such deposit (in the case of notes that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be;

     . Wal-Mart and those of the finance subsidiaries with any debt securities outstanding under the indenture have paid or caused to be paid all sums payable under the indenture by them; and

     . each of Wal-Mart and the finance subsidiaries have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture, the securities issued under the indenture have been complied with.

Modification of the Indenture

          The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of such indenture may be made which affect the rights of the holders of such debt securities. However, no such modification or alteration may be made without the consent of the holder of each debt security if the modification or alteration would, among other things:

      . change the maturity of the principal of, or of any installment of interest on, any debt security, or reduce the principal amount of any debt security, or change the method of calculation of interest or the currency of payment of principal or interest on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security; or

     . reduce the above-stated percentage in principal amount of outstanding debt securities required to modify or alter such indenture.

          The trustee, Wal-Mart and the finance subsidiaries, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:


     . evidence the succession of another corporation to Wal-Mart or any of the finance subsidiaries and the successor's assumption to pertinent party's respective agreements and obligations with respect to the debt securities and the indenture;

     . add to covenants further restrictions or conditions that the board of directors of the issuer of particular debt securities and the trustee consider to be for the protection of holders of all or any of that series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default under the indenture subject to certain limitations;

     . cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with another provision;

     . provide for the issuance of debt securities whether or not then outstanding under the indenture in coupon form and to provide for exchangeability of the coupon form securities with other debt securities issued under the indenture in fully registered form;

     . establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established; and

     . evidence and provide for the acceptance of appointment of a successor trustee and to change the indenture as necessary to have more than one trustee under the indenture.

Amalgamation, Consolidation, Merger or Sale of Assets

          The indenture provides that Wal-Mart or we may, without the consent of the holders of any of the outstanding debt securities, amalgamate, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

     . any successor to us assumes our obligations on the debt securities and under the indenture or any successor to Wal-Mart assumes Wal-Mart's obligations under the guarantees and the indenture;

     . any successor to us must be an entity incorporated or organized under the laws of the United States or the jurisdiction in which it is organized immediately prior to the event, and that any successor to Wal-Mart must be incorporated under the laws of the United States;

     . after giving effect thereto, no event of default, as defined in the indenture, shall have occurred and be continuing; and

     .    certain other conditions under the indenture are met.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute an event of default or default which would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under "Events of Default and Waiver."


No Limitations on Additional Debt and Liens


          The indenture and the debt securities do not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets.


The Indenture Trustee

          Bank One Trust Company, NA is the trustee under the indenture governing the debt securities and will also be the registrar and paying agent. The trustee is a national banking association with its principal offices in Chicago, Illinois.

          The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us or Wal-Mart if any of the actions described above under "Events of Default and Waiver" occurs. Second, the trustee performs certain administrative duties for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.


          Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 1, 1991, between it and Wal-Mart. As of May 31, 2001, Wal-Mart had issued a total of $17.46 billion of its senior unsecured securities under that indenture as supplemented through the date of this prospectus. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of December 1, 1986, covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner trustees of approximately 24 SAM'S Clubs store properties that are leased to a subsidiary of Wal-Mart. Bank One Leasing Corporation, an affiliate of Bank One Trust Company, NA established a business trust that purchased 15 Wal-Mart discount stores for $53,661,785 and leased the stores back to Wal-Mart for an initial term of 20 years in a transaction consummated on December 22, 1992. On November 10, 1994, a second business trust of which Bank One Leasing Corporation is a beneficiary purchased an additional 23 Wal-Mart discount stores for $128,842,500 and leased the stores back to Wal-Mart for an initial term of 20 years. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 27, 2001 among it, Wal-Mart, as guarantor, and Wal-Mart Canada Venture Corp., one of Wal-Mart's subsidiaries, On April 27, 2001, Wal-Mart Canada Venture Corp. issued a total of $325 million of its senior unsecured debt securities under that indenture, which are guaranteed by Wal-Mart.


          Wal-Mart expects to maintain banking relationships in the ordinary course of business with Bank One, NA, an affiliate of Bank One Trust Company, NA. One or more of the Finance Subsidiaries may maintain banking relationships in the ordinary course of business with Bank One, NA.

                         DESCRIPTION OF THE GUARANTEES

          The following discussion contains a description of the material provisions of the guarantee and is subject to, and is qualified in its entirety by reference to, the guarantee agreement and to the Trust Indenture Act. We urge you to read the form of guarantee agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part.


          Wal-Mart will unconditionally and irrevocably guarantee the payment of all principal and interest on the debt securities. The guarantees will constitute general unsecured, unsubordinated obligations of Wal-Mart, which will be equal in right of payment with the existing and future unsecured and unsubordinated debt of Wal-Mart. In general, the guarantee provides that if we fail to pay any interest payment or the principal when it is due and payable, Wal-Mart will, without action by the trustee or any holder of the debt securities, pay the amount of the interest payment or the principal then due. The guarantees will not require the holders of the debt securities to take any action or institute any proceeding against us in order to demand or receive payments under the terms of the guarantee. Although upon making any such payment, Wal-Mart will be subrogated to the rights of the holders of the debt securities against us for any payment of interest or principal we fail to make, Wal-Mart will not be entitled to make a claim against us with respect to those rights until the debt securities have been paid in full.

                          TAX CONSEQUENCES TO HOLDERS

     A prospectus supplement may describe the principal income tax consequences of acquiring, owning and disposing of debt securities of some series in the following circumstances:

     . payment of the principal, interest and any premium in a currency other than the U. S. dollar;

     . the issuance of any debt securities with "original issue discount," as defined for U. S. federal income tax purposes;

     . the issuance of any debt securities with an associated "bond premium," as defined for U.S federal income tax purposes; and

     . the inclusion of any special terms in debt securities that may have a material effect for U. S. federal income tax purposes.

In addition, if the tax laws of foreign countries are material to a particular series of debt securities, a prospectus supplement may describe the principal income tax consequences of acquiring, owning and disposing of debt securities of some series under similar circumstances.


                             PLAN OF DISTRIBUTION

General

     We may sell the debt securities being offered hereby:

     .    directly to purchasers;

     .    through agents;

     .    through dealers;

     .    through underwriters; or

     .    through a combination of any of those methods of sale.

     We may effect the distribution of the debt securities from time to time in one or more transactions either:

     .    at a fixed price or prices which may be
          changed;

     .    at market prices prevailing at the time of sale; or

     .    at prices related to the prevailing market prices; or

     .    at negotiated prices.

     We may directly solicit offers to purchase the debt securities. Offers to purchase debt securities may also be solicited by agents designated by us from time to time. Any of those agents, who may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in the prospectus supplement.

     If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell those debt securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale.

     If we use an underwriter or underwriters in the sales, we and Wal-Mart will execute an underwriting agreement with those underwriters at the time of sale of the debt securities and the name of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities in respect of which this prospectus is delivered to the public. The compensation of any underwriters will also be set forth in the prospectus supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to our contributing to payments those underwriters, dealers, agents and other persons are required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business, and Walkers, our Cayman Islands counsel.


                                 LEGAL MATTERS

     The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hughes & Luce, L.L.P., our counsel.

                                    EXPERTS

     The consolidated financial statements of Wal-Mart Stores, Inc. and its subsidiaries incorporated by reference in Wal-Mart Stores, Inc.'s Annual Report on Form 10-K, as amended, for its fiscal year ended January 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance on the reports of Ernst & Young LLP pertaining to such financial statements, to the extent covered by consents filed with the Securities and Exchange Commission, given on the authority of such firm as experts in accounting and auditing.

                                $3,000,000,000



                             Wal-Mart Stores, Inc.



                    $ _______________ ____% Notes Due 2003
                    $ _______________ ____% Notes Due 2006



                           _________________________

                             Prospectus Supplement
                                 July __, 2001
                           _________________________



                       Joint Book-running Lead Managers
     Lehman Brothers                                  Goldman, Sachs & Co.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Securities and Exchange Commission registration fee           $1,500,000
   Printing and engraving                                            20,000*
   Legal fees and charges                                            50,000*
   Trustees' fees and expenses                                       10,000*
   Blue Sky fees and expenses                                         3,000*
   Accounting fees and expenses                                      20,000*
   Rating agency fees                                                    --
   Miscellaneous                                                 $       --
                                                                 ----------
                                                                 $1,603,000

___________________

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

WAL-MART STORES, INC.

          Wal-Mart Stores, Inc.'s By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Wal-Mart Stores, Inc. (or was serving at the request of the Wal-Mart Stores, Inc. as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Wal-Mart Stores, Inc., to the full extent authorized by the Delaware General Corporation Law (the "DGCL").

          DGCL Section 145 provides, among other things, that the Wal-Mart Stores, Inc. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Wal-Mart Stores, Inc.) by reason of the fact that the person is or was a director, officer, agent, or employee of the Wal-Mart Stores, Inc. or is or was serving at the Wal-Mart Stores, Inc.'s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Wal-Mart Stores, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The power to indemnify applies to actions brought by or in the right of the Wal-Mart Stores, Inc. as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Wal-Mart Stores, Inc., unless the court believes that in light of all the circumstances indemnification should apply.

          To the extent a present or former director or officer of the Wal-Mart Stores, Inc. is successful on the merits or otherwise in defense of any action, suit, or proceeding described in the preceding two paragraphs, such person is entitled, pursuant to DGCL Section 145, to indemnification against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          The Wal-Mart Stores, Inc.'s Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Wal-Mart Stores, Inc. shall not be liable to the Wal-Mart Stores, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

          The Wal-Mart Stores, Inc. is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Wal-Mart Stores, Inc.'s expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the By-Laws.

          The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

WAL-MART CAYMAN (EURO) FINANCE CO.

          The Company Law of the Cayman Islands does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors.

          The articles of association for Wal-Mart Cayman (Euro) Finance Co., provide that every director, secretary, assistant secretary, and other officer of the company and their personal representatives will be indemnified and held harmless out of the assets and funds of the company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them in or about the conduct of the company's business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, including, any costs, expenses, losses or liabilities incurred by them in defending any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere. It also provides that such persons will not be liable (a) for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of the company or (b) for any loss on account of defect of title to any property of the company or (c) on account of the insufficiency of any security in or upon which any money of the company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on their part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of their office or in relation to their office, unless the damage occurs due to their own dishonesty.

          Wal-Mart Cayman (Euro) Finance Co. is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, the company's directors and officers are insured, at the Wal-Mart Stores, Inc.'s expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the By-Laws.

WAL-MART CAYMAN (CANADIAN) FINANCE CO.

          The Company Law of the Cayman Islands does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors.

          The articles of association for Wal-Mart Cayman (Canadian) Finance Co., provide that every director, secretary, assistant secretary, or other officer of the company and their personal representatives will be indemnified and held harmless out of the assets and funds of the company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them in or about the conduct of the company's business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, including, any costs, expenses, losses or liabilities incurred by them in defending any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere. It also provides that such persons will not be liable (a) for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of the company or (b) for any loss on account of defect of title to any property of the company or (c) on account of the insufficiency of any security in or upon which any money of the company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on their part or
(f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of their office or in relation to their office, unless the damage occurs due to their own dishonesty.

          Wal-Mart Cayman (Canadian) Finance Co. is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, the company's directors and officers are insured, at the Wal-Mart Stores, Inc.'s expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the By-Laws.

WAL-MART CAYMAN (STERLING) FINANCE CO.

          The Company Law of the Cayman Islands does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors.

          The articles of association for Wal-Mart Cayman (Sterling) Finance Co., provide that every director, secretary, assistant secretary, and other officer of the company and their personal representatives will be indemnified and held harmless out of the assets and funds of the company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them in or about the conduct of the company's business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, including, any costs, expenses, losses or liabilities incurred by them in defending any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere. It also provides that such persons will not be liable (a) for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of the company or (b) for any loss on account of defect of title to any property of the company or (c) on account of the insufficiency of any security in or upon which any money of the company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on their part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of their office or in relation to their office, unless the damage occurs due to their own dishonesty.

          Wal-Mart Cayman (Sterling) Finance Co. is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, the company's directors and officers are insured, at the Wal-Mart Stores, Inc.'s expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the By-Laws.

ITEM 16. EXHIBITS


          EXHIBIT
          NUMBER                                      DESCRIPTION OF DOCUMENT
          ------                                      -----------------------

            1                 Form of Underwriting Agreement

            4.1               Indenture dated as of July 5, 2001 among the Registrants and Bank One Trust
                              Company

            4.2               Form of Debt Securities Guarantee Agreement

            5.1               Opinion of Hughes & Luce, L.L.P. with respect to the legality of the securities being registered

            5.2               Opinion of Walkers, Cayman Islands counsel, with respect to the legality of the securities being registered (attached to the opinion of Hughes & Luce L.L.P.)

           *12                Statement regarding computation of ratios

           23.1               Consent of Ernst & Young

           23.2               Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)

           23.3               Consent of Walkers (included in Exhibit 5.2)

            *24               Power of Attorney, included in signature pages hereto

            *25               Statement of Eligibility of Trustee on Form T-1

          *99.1               Memorandum of Association of Wal-Mart Cayman (Euro) Finance Co.

          *99.2               Articles of Association of Wal-Mart Cayman (Euro) Finance Co.

          *99.3               Memorandum of Association of Wal-Mart Cayman (Canadian) Finance Co.

          *99.4               Articles of Association of Wal-Mart Cayman (Canadian) Finance Co.

          *99.5               Memorandum of Association of Wal-Mart Cayman (Sterling) Finance Co.

          *99.6               Articles of Association of Wal-Mart Cayman (Sterling) Finance Co.


---------------

*         Previouly filed.


ITEM 17.       UNDERTAKINGS

               (a)    Each undersigned Registrant hereby undertakes:


                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

                              (i)     To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Wal-Mart's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


               (d)    Each undersigned Registrant hereby undertakes that:

                      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Lee Scott, Jr., Thomas M. Schoewe and James A. Walker, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and additional Registration Statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the pre-effective amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on July 24, 2001.



                                           WAL-MART STORES, INC.



                                           By:  /s/ H. Lee Scott, Jr.*
                                                 ------------------------------
                                                    H. Lee Scott, Jr.
                                                    President and Chief
                                                    Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, the pre-effective amendment no. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




DATE:             July 24, 2001                     /s/ S. Robson Walton*
                                                 ------------------------------
                                                    S. Robson Walton
                                                    Chairman of the Board and
                                                    Director




DATE:             July 24, 2001                     /s/ H. Lee Scott, Jr.*
                                                 ------------------------------
                                                    H. Lee Scott, Jr.
                                                    President, Chief Executive
                                                    Officer and Director
                                                    (Principal Executive
                                                    Officer)




DATE:             July 24, 2001                     /s/ Thomas M. Schoewe*
                                                 -------------------------------
                                                    Thomas M. Schoewe
                                                    Executive Vice President
                                                    and Chief Financial Officer
                                                    (Principal Financial
                                                    Officer)

DATE:             July 24, 2001             /s/ James A. Walker, Jr.
                                         ---------------------------------------
                                            James A. Walker, Jr.
                                            Senior Vice President and Controller
                                            (Principal Accounting Officer)




DATE:             July __, 2001
                                         ---------------------------------------
                                            John T. Chambers
                                            Director



DATE:             July 24, 2001             /s/ Stephen Friedman*
                                         ---------------------------------------
                                            Stephen Friedman
                                            Director




DATE:             July 24, 2001             /s/ Stanley C. Gault*
                                         ---------------------------------------
                                            Stanley C. Gault
                                            Director




DATE:             July 24, 2001             /s/ David D. Glass*
                                         ---------------------------------------
                                            David D. Glass
                                            Director




DATE:             July 24, 2001             /s/ Ronald A. Hernandez*
                                         ---------------------------------------
                                            Ronald A. Hernandez
                                            Director




DATE:             July 24, 2001             /s/ J. Paul Reason*
                                         ---------------------------------------
                                            J. Paul Reason
                                            Director




DATE:             July __, 2001
                                         ---------------------------------------
                                            Elizabeth A. Sanders
                                            Director



DATE:             July 24, 2001             /s/ Jack C. Shewmaker*
                                         ---------------------------------------
                                            Jack C. Shewmaker
                                            Director

DATE:             July 24, 2001             /s/ Donald G. Soderquist*
                                        ---------------------------------------
                                            Donald G. Soderquist
                                            Director




DATE:             July 24, 2001              /s/ Jose H. Villarreal*
                                        ---------------------------------------
                                            Jose H. Villarreal
                                            Director




DATE:             July __, 2001          _______________________________________
                                            John T. Walton
                                            Director

*By /s/ James A. Walker, Jr.
   ----------------------------
     James A. Walker, Jr.,
       Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the pre-effective amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on July 24, 2001.


                                        WAL-MART CAYMAN (EURO) FINANCE CO.



                                        By:   /s/ H. Lee Scott, Jr.*
                                              __________________________________
                                                  H. Lee Scott, Jr.
                                                  President and Chief Executive
                                                  Officer



         Pursuant to the requirements of the Securities Act of 1933, the pre-effective amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




DATE:             July 24, 2001               /s/ H. Lee Scott, Jr.*
                                              __________________________________
                                                  H. Lee Scott, Jr.
                                                  President and Chief Executive
                                                  Officer
                                                  (Principal Executive Officer)



DATE:             July 24, 2001               /s/ Thomas M. Schoewe*
                                              __________________________________
                                                  Thomas M. Schoewe
                                                  Director and Chief Financial
                                                  Officer
                                                  (Principal Financial Officer)



DATE:             July 24, 2001               /s/ James A. Walker, Jr.
                                              __________________________________
                                                  James A. Walker, Jr.
                                                  Controller
                                                  (Principal Accounting Officer)



DATE:             July 24, 2001               /s/ J.J. Fitzsimmons*
                                              __________________________________
                                                  J.J. Fitzsimmons
                                                  Director and Treasurer




DATE:             July 24, 2001               /s/ Rick W. Brazile*
                                              __________________________________
                                                  Rick W. Brazile
                                                  Director and Authorized United
                                                  States Representative


*By  /s/ James A. Walker, Jr.
   ---------------------------
     James A. Walker, Jr.
       Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the pre-effective amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on July 24, 2001.


                                      WAL-MART CAYMAN (CANADIAN) FINANCE CO.



                                      By:     /s/ H. Lee Scott, Jr.*
                                              __________________________________
                                                  H. Lee Scott, Jr.
                                                  President and Chief Executive
                                                  Officer


         Pursuant to the requirements of the Securities Act of 1933, the pre-effective amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




DATE:             July 24, 2001               /s/ H. Lee Scott, Jr.*
                                              __________________________________
                                                  H. Lee Scott, Jr.
                                                  President and Chief Executive
                                                  Officer
                                                  (Principal Executive Officer)



DATE:             July 24, 2001               /s/ Thomas M. Schoewe*
                                              __________________________________
                                                  Thomas M. Schoewe
                                                  Director and Chief Financial
                                                  Officer
                                                  (Principal Financial Officer)



DATE:             July 24, 2001               /s/ James A. Walker, Jr.
                                              __________________________________
                                                  James A. Walker, Jr.
                                                  Controller
                                                  (Principal Accounting Officer)



DATE:             July 24, 2001               /s/ J.J. Fitzsimmons*
                                              __________________________________
                                                  J.J. Fitzsimmons
                                                  Director and Treasurer




DATE:             July 24, 2001               /s/ Rick W. Brazile*
                                              __________________________________
                                                  Rick W. Brazile
                                                  Director and Authorized United
                                                  States Representative


*By  /s/ James A. Walker, Jr.
   ---------------------------
     James A. Walker, Jr.
       Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the pre-effective amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on July 24, 2001.


                                      WAL-MART CAYMAN (STERLING) FINANCE CO.


                                      By:   /s/ H. Lee Scott, Jr.*

                                            ------------------------------
                                                H. Lee Scott, Jr.
                                                President and Chief Executive
                                                Officer


         Pursuant to the requirements of the Securities Act of 1933, the pre-effective amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




DATE:             July 24, 2001              /s/ H. Lee Scott, Jr.*
                                            -----------------------------------
                                                H. Lee Scott, Jr.
                                                President and Chief Executive
                                                Officer
                                                (Principal Executive Officer)



DATE:             July 24, 2001              /s/ Thomas M. Schoewe*
                                           ------------------------------------
                                                Thomas M. Schoewe
                                                Director and Chief Financial
                                                Officer
                                                (Principal Financial Officer)



DATE:             July 24, 2001              /s/ James A. Walker, Jr.
                                           ------------------------------------
                                                James A. Walker, Jr.
                                                Controller
                                                (Principal Accounting Officer)



DATE:             July 24, 2001              /s/ J. J. Fitzsimmons*
                                           ------------------------------------
                                                J.J. Fitzsimmons
                                                Director and Treasurer



DATE:             July 24, 2001              /s/ Rick W. Brazile*
                                           ------------------------------------
                                                Rick W. Brazile
                                                Director and Authorized
                                                United States Representative



*By:   /s/ James A. Walker, Jr.
       --------------------------------------
       James A. Walker, Jr., Attorney-in-Fact